EXHIBIT 10.1

COMMON STOCK PURCHASE AGREEMENT

This common stock purchase agreement (the “Agreement”), dated as of June 25, 2021 (the “Execution Date”), is entered into between United Health Products, Inc., a Nevada corporation (the “Company”), and TRITON FUNDS LP, a Delaware limited partnership (the “Investor”).

RECITALS:

WHEREAS, upon the terms and subject to the conditions contained herein, the Investor shall purchase up to Six Million Dollars ($6,000,000) of Securities after a Registration Statement is declared effective by the Securities and Exchange Commission;

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“Administrative Fee” shall mean Ten Thousand Dollars ($10,000) issued by the Company to the Investor upon execution of the Agreement.

“Business Day” shall mean any day on which the Principal Market for the Common Stock is open for trading from the hours of 9:30 am until 4:00 pm eastern time.

“Closing” shall mean a date that is no later than five (5) Business Days after the receipt of the Purchase Notice, notwithstanding anything to the contrary in this Agreement.

“Common Stock” means the Company’s common stock and any other class of securities into which such securities may hereafter be reclassified or changed.

“Investment Amount” shall mean $4,000,000.

“Market Capitalization” shall mean, on any given Business Day, the closing price of the Common Stock multiplied by the outstanding shares of Common Stock, as reported by the Company on its most recently filed Form 10-K or 10-Q.

“Option on Additional Shares” shall mean the Investor’s right to purchase up to $2,000,000 worth of Securities at the Purchase Price at any time prior to the second anniversary of the Closing (utilizing Exhibit B).

“Principal Market” shall mean the New York Stock Exchange, the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or any tier of the OTC Markets, including OTC Pink, whichever is the market on which the Common Stock trades or is listed.

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“Purchase Notice” shall mean an irrevocable written notice from the Company to the Investor directing the Investor to purchase the Securities as referenced in this Agreement (utilizing Exhibit A).

“Purchase Price” shall mean Two Hundred Million Dollars ($200,000,000) divided by the outstanding shares of Common Stock, as reported by the Company on its most recently filed Form 10-K or 10-Q.

“Registration Statement” means the registration statement covering the Securities to be filed within five Business Days of the Execution Date.

“Securities” shall mean the Common Stock issued pursuant to the terms of this Agreement.

SECTION II

PURCHASE AND SALE OF SECURITIES

2.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions set forth herein, the Company shall sell to the Investor, and the Investor shall purchase from the Company, at Closing a number of Securities equal to the Investment Amount divided by the Purchase Price.

2.2 CLOSING. Subject to the terms and conditions herein, the Company will deliver the Purchase Notice upon the declaration of effectiveness of the Registration Statement.

2.3 CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE SECURITIES. Notwithstanding anything to the contrary in this Agreement, the Investor may choose to reduce the Investment Amount under this Agreement if at Closing (i) the Registration Statement is not effective, (ii) ~~if~~ the Common Stock has been suspended from trading on the Principal Market, (ii) if there is an injunction issued and remaining in force or an action commenced by a governmental authority prohibiting the purchase or the issuance of the Securities or (iv) if the Common Stock has traded below a price that implies a Market Capitalization of less than Two Hundred and Twenty Million Dollars ($220,000,000).

2.4 MECHANICS OF CLOSING. The Closing shall occur no later than five (5) Business Days following receipt of the Securities by Investor’s custodian11. At Closing, the Investor shall deliver the Investment Amount by wire transfer of immediately available funds to an account designated by the Company.

2.5 LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Securities, which when added to the sum of the number of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the Common Stock outstanding at Closing, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

2.6 OPTION ON ADDITIONAL SHARES. Notwithstanding anything contrary in this Agreement, the Investor shall have the Option on Additional Shares to purchase up to $2,000,000 worth of Securities at the Purchase Price at any time prior to the second anniversary of the Closing (utilizing Exhibit B).

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SECTION III

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 NO SHORT SALES. No short sales of Common Stock shall be permitted by the Investor or its affiliates.

3.2 INVESTMENT PURPOSE. The Investor is entering into this Agreement and acquiring the Securities for investment purposes.

3.3 ACCREDITED INVESTOR STATUS. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.

3.4 ACKNOWLEDGEMENT OF TERMS. The Investor hereby represents and warrants to the Company that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Investor, and (iv) the Investor has had independent legal counsel of its own choosing review this Agreement, advise the Investor with respect to this Agreement, and represent the Investor in connection with this Agreement.

3.5 DUE EXECUTION. This Agreement, and any and all other documents required to be executed and delivered by the Investor pursuant to this Agreement, have been duly executed by an individual authorized to bind the Investor and delivered by the Investor and constitute a valid, legal and binding obligation on the Investor that is enforceable against the Investor in accordance with their terms.

3.6 NO CONFLICTS. Neither the execution or delivery of this Agreement, nor any other documents required to be executed and delivered by the Investor hereunder, nor the consummation of the transactions contemplated hereby conflicts with or constitutes any violation or breach, or gives any other person any rights under the Investor’s Partnership Agreement or any document or agreement that the Investor is a party to. Neither the Investor’s entry into this Agreement, nor the Investor’s representations made in this Agreement, constitute a violation of any order or applicable law that the Investor is subject to.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed on the Company’s SEC Documents, the Company represents and warrants to the Investor that:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Agreement.

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4.2 AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

i.	The Company has the requisite corporate power and authority to enter into the Agreement and to issue the Securities in accordance with the terms hereof.

ii.

The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

iii.	The Agreement has been duly and validly executed and delivered by the Company.

iv.

This Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 ISSUANCE OF SECURITIES. The Company will reserve three times (3x) the number of Securities included in the Company’s Registration Statement for issuance pursuant to the Agreement, which have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 5.5 below) pursuant to this Agreement. The Company agrees to promptly amend the Registration Statement to register additional Securities as may be required to satisfy its obligations under the Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot register a sufficient number of Securities for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Securities required for the Company to perform its obligations hereunder as soon as reasonably practicable.

4.4 DILUTIVE EFFECT. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Agreement, its obligation to issue Securities upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

SECTION V

COVENANTS OF THE COMPANY

5.1 EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in this Agreement.

5.2 REPORTING STATUS. From the Execution Date and until Closing or until this Agreement terminates pursuant to Section 6, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the Securities Exchange Act of 1934 , as amended.

5.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

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5.4 FINANCIAL INFORMATION. During the time from the Execution Date and until Closing or until this Agreement terminates pursuant to Section 6, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10- K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the Securities Act of 1933, as amended; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

5.5 RESERVATION OF SECURITIES. The Company shall take all action necessary to at all times until the Closing have authorized, and reserved three-times (3x) the amount of Securities included in the Company’s Registration Statement for issuance pursuant to the Agreement. Following the Closing, the Company shall have authorized and reserved those Securities issuable to the Investor upon exercise of the Option on Additional Shares, and shall maintain an effective Registration Statement until the second anniversary of the Closing, provided that, the Company may, at the discretion of its Board of Directors, from time to time suspend the Registration Statement in the event that certain material non-public information exists that the Company does not have a duty to disclose under the Securities Exchange Act of 1934 that would justify such suspension. In the event that the Company determines that it does not have a sufficient number of Common Stock to reserve and keep available for issuance as described, the Company shall use all commercially reasonable efforts to increase the number of Common Stock by seeking shareholder approval.

5.6 TRADING. The Company shall maintain the trading of the Common Stock on the Principal Market or any other national securities exchange and automated quotation system, if any, upon which Common Stock are then trading and shall maintain, such trading until earlier to occur, the Closing of this Agreement terminated pursuant to Section 6. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Business Day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for trading on such automated quotation system or securities exchange. The foregoing notwithstanding, the Company may relist and maintain its Common Stock on any other Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

5.7 CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

5.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION STATEMENT. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement related prospectus or documents so that, in the case of an Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus.

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5.9 TRANSFER AGENT. The Company shall deliver instructions to its transfer agent to issue Securities to the Investor that are issued to the Investor pursuant to this Agreement.

5.10 RESTRICITION ON SECURITIES TRANSACTIONS: Except as set forth in Exhibit C hereto, prior to the Closing, the Company shall not enter into any transaction involving the issuance or conversion of Securities, stock dividends or stock splits without the prior consent of the Investor, not to be unreasonably withheld, conditioned or delayed.

5.11 ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION VI

EXPIRATION

6.1 TERMINATION. This Agreement shall expire on the earlier of to occur (i) when the Investor has purchased Six Million Dollars ($6,000,000) of Securities pursuant to this Agreement or (ii) June 30th 2022.

SECTION VII

GOVERNING LAW, LEGAL FEES, SURVIVAL, MISCELLANEOUS

7.1 LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in Los Angeles, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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7.2 LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Agreement, including but not limited to the Administrative Fee, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and any amendments thereto and the Registration Statement. Any attorneys’ fees and expenses incurred by either the Company or the Investor in connection with the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached this Agreement and/or defaulted, as the case may be.

7.3 SURVIVAL. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing and the expiration of this Agreement.

7.4 MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and it supersedes any prior written, or prior or contemporaneous oral, agreements between the parties with respect to the subject matter hereof. This Agreement may only be amended, modified or changed in writing signed by both parties.

SECTION VIII

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company shall not disclose material non-public information to the Investor.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the date first above written.

Company:

United Health Products, Inc.

By:	/s/ Brian Thom
Name:	Brian Thom
Title:	Chief Executive Officer

Investor:

TRITON FUNDS LP

By:	/s/ Casey Barraza
Name:	Casey Barraza
Title:	Authorized Signatory

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EXHIBIT A - PURCHASE NOTICE

Date ___________

Investor,

___________ number of outstanding Common Stock as reported by the Company’s transfer agent.

This is to inform you that as of today the Company hereby elects to exercise its right pursuant to this Agreement to sell you ___________ Securities.

Regards,

Company

___________

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EXHIBIT B – OPTION ON ADDITIONAL SHARES

Date ___________

Company,

___________ number of outstanding Common Stock as reported by the Company’s transfer agent.

This is to inform you that as of today the Investor hereby elects to exercise its right pursuant to this Agreement to purchase ___________ Securities.

Regards,

Investor

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EXHIBIT C – PERMITTED SECURITIES TRANSACTIONS

1.	Conversion by its terms of an outstanding $30,000 convertible note to Company common stock on June 30, 2021 at a conversion price of $0.80/share, resulting in the issuance of 37,500 shares.

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